Exhibit 2 - Amendment to Articles of Incorporation


                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                         SILK ROAD RESTAURANT GROUP INC.

The undersigned, being the President and Secretary of THE SILK ROAD RESTAURANT GROUP INC., a Nevada corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 1 May 1998 it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certify that the original Articles of Incorporation of THE SILK ROAD RESTAURANT GROUP INC. were filed with the Secretary of State of Nevada on the 25th day of February 1998. The undersigned further certify that ARTICLES FIRST of the original Articles of Incorporation filed on the 25th day of February 1998 herein is amended to read as follows:

                                  ARTICLE FIRST

     FIRST: The name shall be

                          SILK ROAD ENTERTAINMENT, INC.

     The undersigned hereby certify that they have this 6th day of May 1998 executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Signed:   President
Signed:   Secretary

Notary Form Completed

State of Nevada
Filed:  May 7, 1998
No. C3856-98